Exhibit 99.2

Earnings Release and Supplemental Information Quarter ended MARCH 31, 2016 ®2016 CoreSite Realty Corporation, All Rights Reserved. Rendering of SV7 - Santa Clara, California SECURE, RELIABLE, HIGH-PERFORMANCE DATA CENTER SOLUTIONS

Overview Earnings Release 3 Company Profile 8 Summary of Financial Data 10 Financial Statements Consolidated Balance Sheets 11 Consolidated Statements of Operations 12 Reconciliations of Net Income to FFO, AFFO, EBITDA and Adjusted EBITDA 13 Operating Portfolio Operating Properties 14 Leasing Statistics 15 Geographic and Vertical Diversification 17 10 Largest Customers 18 Development Capital Expenditures and Completed Pre-Stabilized Projects 19 Development Summary 20 Capital Structure Market Capitalization and Debt Summary 22 Interest Summary and Debt Covenants 23 Components of Net Asset Value 24 2016 Guidance 25 Appendix 26 Table of Contents 2

2016 FFO per share guidance increased $0.14, or 4% DENVER, CO – APRIL 28, 2016 CoreSite Realty Corporation (NYSE:COR), a premier provider of secure, reliable, high-performance data center and interconnection solutions to growing communities of interest across the U.S., today announced financial results for the first quarter ended March 31, 2016. Quarterly Highlights Reported first-quarter funds from operations (“FFO”) of $0.86 per diluted share and unit, representing 34.4% growth year over year Reported first-quarter total operating revenues of $92.5 million, representing a 23.9% increase year over year Executed 119 new and expansion data center leases comprising 102,678 net rentable square feet (NRSF), representing $22.5 million of annualized GAAP rent at a rate of $219 per square foot Commenced 45,965 net rentable square feet of new and expansion leases representing $7.5 million of annualized GAAP rent at a rate of $164 per square foot Realized rent growth on signed renewals of 3.7% on a cash basis and 9.2% on a GAAP basis and experienced rental churn of 1.6% Tom Ray, CoreSite’s Chief Executive Officer, commented, “We continued to execute on our business plans, producing a solid first quarter. We’re pleased to deliver strong sales in conjunction with a further increase in Adjusted EBITDA margin.” Mr. Ray continued, “Importantly, our work with our key global cloud-service partners continues to bear fruit and we believe that in the first quarter we drove additional value across our platform. We continue to believe that the combination of our commitment to serve the customer and the strong cloud and network capabilities associated with our platform brings differentiated value to enterprise customers from around the world.” Financial Results CoreSite reported FFO per diluted share and unit of $0.86 for the three months ended March 31, 2016, an increase of 34.4% compared to $0.64 per diluted share and unit for the three months ended March 31, 2015. On a sequential-quarter basis, FFO per diluted share and unit increased 7.5%. Total operating revenues for the three months ended March 31, 2016, were $92.5 million, a 23.9% increase year over year and an increase of 1.7% on a sequential-quarter basis. CoreSite reported first-quarter net income attributable to common shares of $11.3 million, or $0.37 per diluted share. CORESITE REPORTS FIRST-QUARTER REVENUE AND FFO PER SHARE GROWTH OF 24% AND 34% YEAR OVER YEAR, RESPECTIVELY 3 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV GUIDANCE APPENDIX

Sales Activity CoreSite executed 119 new and expansion data center leases representing $22.5 million of annualized GAAP rent during the first quarter, comprised of 102,678 NRSF at a weighted-average GAAP rental rate of $219 per NRSF. These totals include a previously-announced 80,000 NRSF lease at SV7. CoreSite’s first-quarter data center lease commencements totaled 45,965 NRSF at a weighted average GAAP rental rate of $164 per NRSF, which represents $7.5 million of annualized GAAP rent. CoreSite’s renewal leases signed in the first quarter totaled $9.7 million in annualized GAAP rent, comprised of 56,333 NRSF at a weighted-average GAAP rental rate of $173 per NRSF, reflecting a 3.7% increase in rent on a cash basis and a 9.2% increase on a GAAP basis. The first-quarter rental churn rate was 1.6%. Development Activity Santa Clara – During the first quarter, CoreSite had 230,000 square feet of turn-key data center capacity under construction at SV7. As of March 31, 2016, CoreSite had incurred $58.5 million of the estimated $190.0 million required to complete this development and expects to substantially complete construction in the middle of 2016. Additionally, as of the end of the first quarter, CoreSite had incurred $26.9 million of the estimated $30.0 million required to complete the previously-announced 136,580 square-foot SV6 build-to-suit development. CoreSite expects to substantially complete SV6 and commence the associated lease during the second quarter of 2016. Northern Virginia – During the first quarter, CoreSite placed into service 48,317 NRSF associated with Phase 3 at VA2; this capacity was 50% leased and occupied at March 31, 2016. Additionally, as of the end of the first quarter, CoreSite had 48,137 square feet of data center space under construction in Phase 4 at VA2 and had incurred $5.6 million of the estimated $8.0 million required to complete this project. CoreSite expects to complete construction of Phase 4 during the second quarter of 2016. Los Angeles – As of March 31, 2016, CoreSite had 43,345 square feet of data center space under construction at LA2 and had incurred $15.6 million of the estimated $18.0 million required to complete this project. Construction at LA2 is expected to be completed in the second quarter of 2016. Boston – During the first quarter, CoreSite placed into service 14,031 NRSF, comprised of one computer room at BO1. Quarter Ended March 31, 2016 4 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV GUIDANCE APPENDIX

Balance Sheet and Liquidity As of March 31, 2016, CoreSite had net principal debt of $457.8 million, correlating to 2.4 times first-quarter annualized adjusted EBITDA, and net principal debt and preferred stock outstanding of $572.8 million, correlating to 3.0 times first-quarter annualized adjusted EBITDA. On February 2, 2016, CoreSite entered into a new five-year, $100 million term loan by exercising a portion of the accordion under CoreSite’s $500 million senior unsecured credit facility. CoreSite used the term loan proceeds to pay down a portion of the balance on its existing revolving credit facility, as well as for general corporate purposes. At quarter end, CoreSite had $3.2 million of cash available on its balance sheet and $233.5 million of capacity available under its revolving credit facility. Dividend On March 3, 2016, CoreSite announced a dividend of $0.53 per share of common stock and common stock equivalents for the first quarter of 2016. The dividend was paid on April 15, 2016, to shareholders of record on March 31, 2016. CoreSite also announced on March 3, 2016, a dividend of $0.4531 per share of Series A preferred stock for the period January 15, 2016, to April 14, 2016. The preferred dividend was paid on April 15, 2016, to shareholders of record on March 31, 2016. 2016 Guidance CoreSite is increasing its 2016 guidance of FFO per diluted share and unit to a range of $3.52 to $3.60 from the previous range of $3.37 to $3.47. In addition, CoreSite is increasing its 2016 guidance for net income attributable to common shares to a range of $1.28 to $1.36 from the previous range of $1.13 to $1.23 per diluted share, with the difference between FFO and net income being real estate depreciation and amortization. This outlook is predicated on current economic conditions, internal assumptions about CoreSite’s customer base, and the supply and demand dynamics of the markets in which CoreSite operates. Upcoming Conferences and Events CoreSite will participate in the Stephens Spring Investment Conference on June 7, 2016, at the New York Palace Hotel in New York, NY and NAREIT’s REITWeek conference from June 8, 2016, through June 9, 2016, at the Waldorf Astoria in New York, NY. Quarter Ended March 31, 2016 5 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV GUIDANCE APPENDIX

Conference Call Details CoreSite will host a conference call on April 28, 2016, at 12:00 p.m., Eastern Time (10:00 a.m., Mountain Time), to discuss its financial results, current business trends and market conditions. The call can be accessed live over the phone by dialing 877-407-3982 for domestic callers or 201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176 for domestic callers or 858-384-5517 for international callers. The passcode for the replay is 13632079. The replay will be available until May 5, 2016. Interested parties may also listen to a simultaneous webcast of the conference call by logging on to CoreSite’s website at www.CoreSite.com and clicking on the “Investors” link. The on-line replay will be available for a limited time beginning immediately following the call. About CoreSite CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 900 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 350+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com. CoreSite Investor Relations Contact Greer Aviv Vice President of Investor Relations +1 303.405.1012 +1 303.222.7276 Greer.Aviv@CoreSite.com Quarter Ended March 31, 2016 6 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV GUIDANCE APPENDIX

Forward Looking Statements This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission. Quarter Ended March 31, 2016 7 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV GUIDANCE APPENDIX

Company Profile


VA2 - Reston, Virginia

CoreSite delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets.


SILICON VALLEY
SV1 SV2 SV3
SV4 SV5 SV6
SV7
LOS ANGELES
LA1 LA2
DENVER
HQ DE1 DE2
CHICAGO
CH1
BOSTON
BO1
NEW YORK
NY1 NY2
N VIRGINIA/DC
VA1 DC1
VA2
MIAMI
MI1

Quarter Ended March 31, 2016

OVERVIEW | FINANCIAL STATEMENTS | OPERATING PORTFOLIO | DEVELOPMENT | CAPITAL STRUCTURE | COMPONENTS OF NAV | GUIDANCE | APPENDIX

8

Company Profile Secure, Reliable and Compliant Six 9s uptime for five consecutive years Physical security standards and rigorous internal security training enable regulatory compliance requirements Operational excellence in security and environmental controls Consistent compliance across all properties SOC 1 & SOC 2 Type 2 reviews ISO 27001 certified Payment Card Industry Data Security Standard compliant Scalable Serving customer requirements from half cabinet to full buildings Two new data centers on the Santa Clara campus to be delivered in 2016 17 operating data centers in eight of the largest commercial and data center markets in the United States Ability to increase occupied data center footprint on land and buildings currently owned, including current space unoccupied, under construction and held for development by approximately 70% High-Performance Cloud-enabled, network-rich data center campuses Over 300 network service providers supported by robust IX services to key public clouds 20,000+ interconnections Enabling enterprise with support ecosystems Best-in-Class Customer Experience 350+ professionals with dedicated industry expertise supporting over 900 customers Experienced and committed operations and facilities personnel Dedicated implementation resources to ensure a seamless onboarding process 24/7 customer support and remote hands 9 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV GUIDANCE APPENDIX

Summary of Financial Data (in thousands, except per share, NRSF and MRR data) Three Months Ended Summary of Results March 31, 2016 December 31, 2015 March 31, 2015 Operating revenues $ 92,480 $ 90,919 $ 74,655 Data center revenues 90,517 89,001 72,521 Net income 19,606 17,387 12,060 Net income attributable to common shares 11,261 9,342 4,568 Funds from operations (FFO) to shares and units 40,907 38,175 30,193 Adjusted funds from operations (AFFO) 35,581 30,393 25,154 EBITDA 46,391 43,814 36,188 Adjusted EBITDA 48,487 47,695 37,951 Per share - diluted: Net income attributable to common shares $ 0.37 $ 0.32 $ 0.21 FFO per common share and OP unit $ 0.86 $ 0.80 $ 0.64 As of March 31, 2016 December 31, 2015 September 30, 2015 June 30, 2015 March 31, 2015 Dividend Activity Dividends declared per share and OP unit $ 0.53 $ 0.53 $ 0.42 $ 0.42 $ 0.42 AFFO payout ratio 71.1% 82.8% 77.6% 76.1% 79.1% Operating Portfolio Statistics Operating data center properties 17 17 17 17 17 Stabilized data center NRSF 1,597,764 1,524,406 1,474,472 1,449,498 1,354,235 Stabilized data center NRSF occupied 1,447,764 1,409,332 1,337,015 1,303,274 1,194,994 Stabilized data center % occupied 90.6% 92.5% 90.7% 89.9% 88.2% Turn-Key Data Center ("TKD") Same Store Statistics MRR per Cabinet Equivalent $ 1,455 $ 1,432 $ 1,409 $ 1,386 $ 1,378 TKD NRSF % occupied 87.2% 88.6% 83.1% 81.9% 80.6% Market Capitalization, Principal Debt & Preferred Stock Total enterprise value $ 3,920,378 $ 3,201,961 $ 2,918,547 $ 2,620,743 $ 2,755,403 Total principal debt outstanding 461,000 392,250 360,250 352,250 333,750 Total principal debt and preferred stock outstanding 576,000 507,250 475,250 467,250 448,750 Net Principal Debt to: Annualized Adjusted EBITDA 2.4x 2.0x 2.0x 2.1x 2.1x Enterprise Value 11.7% 12.0% 12.0% 13.2% 11.7% Net Principal Debt & Preferred Stock to: Annualized Adjusted EBITDA 3.0x 2.6x 2.7x 2.8x 2.9x Enterprise Value 14.6% 15.6% 16.0% 17.5% 15.8% 10 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV GUIDANCE APPENDIX

Consolidated Balance Sheets (in thousands) March 31, 2016 December 31, 2015 Assets: Investments in real estate: Land $76,217 $74,819 Buildings and improvements 1,086,521 1,037,127 1,162,738 1,111,946 Less: Accumulated depreciation and amortization (303,093) (284,219) Net investment in operating properties 859,645 827,727 Construction in progress 200,232 183,189 Net investments in real estate 1,059,877 1,010,916 Cash and cash equivalents 3,200 6,854 Accounts and other receivables, net 16,104 12,235 Lease intangibles, net 4,191 4,714 Goodwill 41,191 41,191 Other assets, net 93,098 86,633 Total assets $1,217,661 $1,162,543 Liabilities and equity: Liabilities Debt, net $458,727 $391,007 Accounts payable and accrued expenses 68,085 75,783 Accrued dividends and distributions 28,158 28,104 Deferred rent payable 7,614 7,934 Acquired below-market lease contracts, net 4,477 4,693 Unearned revenue, prepaid rent and other liabilities 31,577 28,717 Total liabilities 598,638 536,238 Stockholders' equity Series A cumulative preferred stock 115,000 115,000 Common stock, par value $0.01 303 301 Additional paid-in capital 393,516 390,200 Accumulated other comprehensive loss (2,255) (493) Distributions in excess of net income (94,002) (88,891) Total stockholders' equity 412,562 416,117 Noncontrolling interests 206,461 210,188 Total equity 619,023 626,305 Total liabilities and equity $1,217,661 $1,162,543 11 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV GUIDANCE APPENDIX

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		
	March 31, 2016	December 31, 2015	March 31, 2015
Operating revenues:			
Data center revenue:			
Rental revenue	$ 50,371	$ 50,018	$ 41,323
Power revenue	25,574	24,713	19,567
Interconnection revenue	12,742	12,024	10,215
Tenant reimbursement and other	1,830	2,246	1,416
Total data center revenue	90,517	89,001	72,521
Office, light-industrial and other revenue	1,963	1,918	2,134
Total operating revenues	92,480	90,919	74,655
Operating expenses:			
Property operating and maintenance	24,663	23,840	19,678
Real estate taxes and insurance	3,065	3,723	1,935
Depreciation and amortization	24,770	24,493	22,816
Sales and marketing	4,221	4,117	3,782
General and administrative	8,720	9,718	7,865
Rent	5,417	5,385	5,243
Impairment of internal-use software	-	322	-
Transaction costs	3	-	-
Total operating expenses	70,859	71,598	61,319
Operating income	21,621	19,321	13,336
Gain on real estate disposal	-	-	36
Interest income	1	1	2
Interest expense	(2,012)	(1,921)	(1,265)
Income before income taxes	19,610	17,401	12,109
Income tax expense	(4)	(14)	(49)
Net income	19,606	17,387	12,060
Net income attributable to noncontrolling interests	6,261	5,960	5,408
Net income attributable to CoreSite Realty Corporation	13,345	11,427	6,652
Preferred stock dividends	(2,084)	(2,085)	(2,084)
Net income attributable to common shares	**$ 11,261**	**$ 9,342**	**$ 4,568**
Net income per share attributable to common shares:			
Basic	**$ 0.37**	**$ 0.32**	**$ 0.21**
Diluted	**$ 0.37**	**$ 0.32**	**$ 0.21**
Weighted average common shares outstanding:			
Basic	30,252,693	28,747,900	21,372,157
Diluted	30,694,747	29,183,879	21,978,307

Quarter Ended March 31, 2016

OVERVIEW | FINANCIAL STATEMENTS | OPERATING PORTFOLIO | DEVELOPMENT | CAPITAL STRUCTURE | COMPONENTS OF NAV | GUIDANCE | APPENDIX 12

Reconciliations of Net Income to FFO, AFFO, EBITDA and Adjusted EBITDA

(in thousands, except per share data)

Reconciliation of Net Income to FFO

	Three Months Ended		
	March 31, 2016	December 31, 2015	March 31, 2015
Net income	$ 19,606	$ 17,387	$ 12,060
Real estate depreciation and amortization	23,385	22,873	20,253
Gain on real estate disposal	-	-	(36)
FFO	$ 42,991	$ 40,260	$ 32,277
Preferred stock dividends	(2,084)	(2,085)	(2,084)
FFO available to common shareholders and OP unit holders	**$ 40,907**	**$ 38,175**	**$ 30,193**
Weighted average common shares outstanding - diluted	30,695	29,184	21,978
Weighted average OP units outstanding - diluted	16,856	18,295	25,361
Total weighted average shares and units outstanding - diluted	47,551	47,479	47,339
FFO per common share and OP unit - diluted	**$ 0.86**	**$ 0.80**	**$ 0.64**

Reconciliation of FFO to AFFO

	Three Months Ended		
	March 31, 2016	December 31, 2015	March 31, 2015
FFO available to common shareholders and unit holders	$ 40,907	$ 38,175	$ 30,193
Adjustments:			
Amortization of deferred financing costs	283	247	294
Non-cash compensation	2,093	1,809	1,569
Non-real estate depreciation	1,385	1,620	2,563
Straight-line rent adjustment	(1,594)	(2,905)	(1,064)
Amortization of above and below market leases	(133)	(133)	(128)
Impairment of internal-use software	-	322	-
Recurring capital expenditures	(1,700)	(2,328)	(1,981)
Tenant improvements	(1,289)	(1,866)	(2,197)
Capitalized leasing costs	(4,371)	(4,548)	(4,095)
AFFO available to common shareholders and OP unit holders	**$ 35,581**	**$ 30,393**	**$ 25,154**

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended		
	March 31, 2016	December 31, 2015	March 31, 2015
Net income	$ 19,606	$ 17,387	$ 12,060
Adjustments:			
Interest expense, net of interest income	2,011	1,920	1,263
Income taxes	4	14	49
Depreciation and amortization	24,770	24,493	22,816
EBITDA	**$ 46,391**	**$ 43,814**	**$ 36,188**
Non-cash compensation	2,093	1,809	1,569
Gain on real estate disposal	-	-	(36)
Transaction costs / litigation	3	1,750	230
Impairment of internal-use software	-	322	-
Adjusted EBITDA	**$ 48,487**	**$ 47,695**	**$ 37,951**

Quarter Ended March 31, 2016

OVERVIEW | FINANCIAL STATEMENTS | OPERATING PORTFOLIO | DEVELOPMENT | CAPITAL STRUCTURE | COMPONENTS OF NAV | GUIDANCE | APPENDIX

13

Operating Properties

	Data Center Operating NRSF									
	Annualized	Stabilized		Pre-Stabilized		Total			Held for	
Market/Facilities	Rent ($000)[1]	Total	Percent Occupied[2]	Total	Percent Occupied[2]	Total	Percent Occupied[2]	NRSF Under Construction	Development NRSF	Total NRSF
Los Angeles										
One Wilshire campus										
LA1*	$ 27,608	139,053	88.5 %	-	- %	139,053	88.5 %	-	-	139,053
LA2	25,102	236,842	87.2	17,501	80.6	254,343	86.7	43,345	127,202	424,890
Los Angeles Total	**52,710**	**375,895**	**87.7**	**17,501**	**80.6**	**393,396**	**87.4**	**43,345**	**127,202**	**563,943**
San Francisco Bay										
SV1	6,509	85,932	81.2	-	-	85,932	81.2	-	-	85,932
SV2	6,538	76,676	67.9	-	-	76,676	67.9	-	-	76,676
Santa Clara campus[3]	33,583	252,009	97.4	-	-	252,009	97.4	366,580	-	618,589
San Francisco Bay Total	**46,630**	**414,617**	**88.6**	**-**	**-**	**414,617**	**88.6**	**366,580**	**-**	**781,197**
Northern Virginia										
VA1	29,777	201,719	93.4	-	-	201,719	93.4	-	-	201,719
VA2	8,313	92,173	100.0	48,137	40.1	140,310	79.4	48,137	-	188,447
DC1*	3,208	22,137	87.4	-	-	22,137	87.4	-	-	22,137
Northern Virginia Total	**41,298**	**316,029**	**94.9**	**48,137**	**40.1**	**364,166**	**87.7**	**48,137**	**-**	**412,303**
Chicago										
CH1	17,463	166,776	91.8	11,631	80.2	178,407	91.1	-	-	178,407
Boston										
BO1	16,086	166,026	97.8	14,031	31.3	180,057	92.6	-	73,619	253,676
New York										
NY1*	5,933	48,404	76.7	-	-	48,404	76.7	-	-	48,404
NY2	7,648	68,823	92.2	32,920	25.4	101,743	70.6	-	134,508	236,251
New York Total	**13,581**	**117,227**	**85.8**	**32,920**	**25.4**	**150,147**	**72.6**	**-**	**134,508**	**284,655**
Miami										
MI1	1,859	30,176	81.2	-	-	30,176	81.2	-	13,154	43,330
Denver										
DE1*	1,196	5,878	97.8	-	-	5,878	97.8	-	-	5,878
DE2*	386	5,140	86.6	-	-	5,140	86.6	-	-	5,140
Denver Total	**1,582**	**11,018**	**92.6**	**-**	**-**	**11,018**	**92.6**	**-**	**-**	**11,018**
Total Data Center Facilities	**$ 191,209**	**1,597,764**	**90.6 %**	**124,220**	**44.7 %**	**1,721,984**	**87.3 %**	**458,062**	**348,483**	**2,528,529**
Office & Light-Industrial	7,308	354,721	78.3	-	-	354,721	78.3	-	-	354,721
Total Portfolio	**$ 198,517**	**1,952,485**	**88.4 %**	**124,220**	**44.7 %**	**2,076,705**	**85.8 %**	**458,062**	**348,483**	**2,883,250**

* Indicates properties in which we hold a leasehold interest.

(1) On a gross basis, our total portfolio annualized rent was approximately $202.1 million as of March 31, 2016, which reflects the addition of $3.6 million in operating expense reimbursements to contractual net rent under modified gross and triple-net leases.

(2) Includes customer leases that have commenced and are occupied as of March 31, 2016. If all leases signed during the current and prior periods had commenced, the percent occupied would have been as follows:

Percent Leased	Stabilized	Pre-Stabilized	Total
Total Data Center Facilities	91.2%	50.7%	88.3%
Total Portfolio	88.9%	50.7%	86.6%

(3) The annualized rent for the Santa Clara campus includes amounts associated with a restructured lease agreement involving a customer that has vacated its leased space and is paying discounted rent payments that may be applied to new lease arrangements elsewhere in our portfolio on a dollar-for-dollar basis until the original lease terms expire. The amounts payable pursuant to this agreement are scheduled to expire as follows: $1.9 million in Q2 2016 and $4.2 million in Q2 2017.

See Appendix for definitions.

Quarter Ended March 31, 2016

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14

Leasing Statistics Data Center Leasing Activity GAAP GAAP Leasing Number Annualized Total Annualized Rental Cash GAAP Activity of Rent Leased Rent per Churn Rent Rent Period Leases(1) (000's) NRSF Leased NRSF Rate Growth Growth Q1 2016 133 $ 7,549 45,965 $ 164 Q4 2015 142 9,335 54,329 172 Q3 2015 150 9,250 66,330 139 Q2 2015 107 15,117 122,872 123 (2) Q1 2015 110 9,224 60,797 152 Q1 2016 119 $ 22,478 102,678 $ 219 Q4 2015 155 8,901 42,089 211 Q3 2015 149 8,825 64,087 138 Q2 2015 122 19,624 243,477 81 (3) Q1 2015 100 8,861 54,385 163 Q1 2016 171 $ 9,732 56,333 $ 173 1.6% 3.7% 9.2 % Q4 2015 211 10,089 49,561 204 2.3 3.8 6.7 Q3 2015 165 10,460 72,031 145 1.4 4.2 9.7 Q2 2015 135 6,517 35,272 185 1.6 5.7 9.1 Q1 2015 122 7,222 40,446 179 2.2 5.3 11.4 (1) Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases. (2) During Q4 2014, we signed a 44,036 NRSF lease with a single customer for the entire VA2 Phase 1 facility. The lease commenced during Q2 2015. (3) During Q2 2015, we signed a 136,580 NRSF build-to-suit powered shell lease at our SV6 facility which is currently under development. (1) During the first quarter of 2016, CoreSite updated the same store turn-key data center pool to include all space available for lease that existed as turn-key data center space as of December 31, 2014. The MRR per Cabinet Equivalent for all periods reported was updated to reflect the new same store pool. MRR per Cabinet Equivalent (TKD Same Store)(1) (1) During the first quarter of 2016, CoreSite updated the same store turn-key data center pool to include all space available for lease that existed as turn-key data center space as of December 31, 2014. The MRR per Cabinet Equivalent for all periods reported was updated to reflect the new same store pool. 15 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV GUIDANCE APPENDIX 5.1% y-o-y 3.7% y-o-y 5.2% y-o-y 4.1% y-o-y 4.7% y-o-y 5.2% y-o-y 5.6% y-o-y 3.6% y-o-y 2.9% y-o-y 2.1% y-o-y 4.1% y-o-y $1,378 $1,386 $1,409 $1,432 $1,455 $1,300 $1,350 $1,400 $1,450 $1,500 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16

Leasing Statistics

Lease Distribution *(total portfolio, including total data center and office and light-industrial "OLI")*

NRSF Under Lease	Number of Leases	Percentage of All Leases	Total Operating NRSF of Leases	Percentage of Total Operating NRSF	Annualized Rent ($000)	Percentage of Total Annualized Rent
Unoccupied data center	-	- %	218,749	10.5 %	$ -	- %
Unoccupied OLI	-	-	76,859	3.7	-	-
Data center NRSF:						
5,000 or less	1,706	90.6	598,752	28.8	97,596	49.1
5,001 - 10,000	34	1.8	231,027	11.1	33,275	16.8
10,001 - 25,000	18	1.0	271,487	13.1	31,927	16.1
Greater than 25,000	3	0.2	105,532	5.1	11,354	5.7
Powered shell and other[1]	16	0.9	296,437	14.3	17,057	8.6
OLI	104	5.5	277,862	13.4	7,308	3.7
Portfolio Total	**1,881**	**100.0 %**	**2,076,705**	**100.0 %**	**$ 198,517**	**100.0 %**

(1) The annualized rent for powered shell and other includes $6.1 million associated with a restructured lease agreement involving a customer at the Santa Clara campus that has vacated its leased space and is paying discounted rent payments that may be applied to new lease arrangements elsewhere in our portfolio on a dollar-for-dollar basis until the original lease terms expire. The amounts payable pursuant to this agreement are scheduled to expire as follows: $1.9 million in Q2 2016 and $4.2 million in Q2 2017.

Lease Expirations *(total portfolio, including total data center and office and light-industrial "OLI")*

Year of Lease Expiration	Number of Leases Expiring[1]	Total Operating NRSF of Expiring Leases	Percentage of Total Operating NRSF	Annualized Rent ($000)	Percentage of Total Annualized Rent	Annualized Rent Per Leased NRSF[2]	Annualized Rent at Expiration ($000)[3]	Annualized Rent Per Leased NRSF at Expiration[2]
Unoccupied data center	-	218,749	10.5 %	$ -	- %	$ -	$ -	$ -
Unoccupied OLI	-	76,859	3.7	-	-	-	-	-
2016	538	247,997	11.9	38,224	19.2	147	38,297	147
2017	673	300,923	14.5	51,984	26.2	159	53,893	164
2018	342	292,062	14.1	43,387	21.9	149	47,261	162
2019	133	202,443	9.7	20,623	10.4	102	23,419	116
2020	39	101,404	4.9	9,419	4.7	93	12,731	126
2021-Thereafter	52	358,406	17.3	27,572	13.9	77	38,196	107
OLI[4]	104	277,862	13.4	7,308	3.7	26	7,684	28
Portfolio Total / Weighted Average	**1,881**	**2,076,705**	**100.0 %**	**$ 198,517**	**100.0 %**	**$ 108**	**$ 221,481**	**$ 121**

(1) Includes leases that upon expiration will automatically be renewed, primarily on a year-to-year basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2) The annualized rent per leased NRSF and per leased NRSF at expiration does not include annualized rent of $6.1 million associated with a restructured lease agreement involving a customer at the Santa Clara campus that has vacated its leased space and is paying discounted rent payments that may be applied to new lease arrangements elsewhere in our portfolio on a dollar-for-dollar basis until the original lease terms expire. The amounts payable pursuant to this agreement are scheduled to expire as follows: $1.9 million in Q2 2016 and $4.2 million in Q2 2017.

(3) Represents the final monthly contractual rent under existing customer leases as of March 31, 2016, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes operating expense reimbursement, power revenue and interconnection revenue.

(4) The office and light-industrial leases are scheduled to expire as follows:

Year	NRSF of Expiring Leases	Annualized Rent ($000)
2016	38,698	$ 863
2017	25,513	580
2018	12,791	427
2019	32,647	799
2020	5,327	166
2021-Thereafter	162,886	4,473
Total OLI	**277,862**	**$ 7,308**

Quarter Ended March 31, 2016

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Geographic and Vertical Diversification Geographic Diversification Vertical Diversification Percentage of Total Data Metropolitan Market Center Annualized Rent Los Angeles 27.6 % San Francisco Bay 24.4 Northern Virginia 21.6 Chicago 9.1 Boston 8.4 New York 7.1 Miami 1.0 Denver 0.8 Total 100.0 % Percentage of Total Data Vertical Center Annualized Rent Enterprise: Digital Content & Multimedia 25.8 % SI & MSP 12.7 Other Enterprise 14.9 Total Enterprise 53.4 Networks & Mobility 23.7 Cloud 22.9 Total 100.0% 17 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV GUIDANCE APPENDIX Los Angeles 27.6% San Francisco Bay 24.4% Northern Virginia 21.6% Chicago 9.1% Boston 8.4% New York 7.1% Miami 1.0% Denver 0.8% Digital Content & Multimedia 25.8% SI & MSP 12.7% Other Enterprise 14.9% Networks & Mobility 23.7% Cloud 22.9%

10 Largest Customers

10 Largest Customers *(total portfolio, including data center and office and light-industrial)*

	Customer Industry	CoreSite Vertical	Number of Locations	Total Occupied NRSF	Percentage of Total Operating NRSF[1]	Annualized Rent ($000)	Percentage of Total Annualized Rent[2]	Weighted Average Remaining Lease Term in Months[3]
1	Technology	Cloud	9	146,049	7.0 %	$ 10,274	5.2 %	45
2	Technology	Enterprise - SI & MSP	3	63,859	3.1	8,549	4.3	35
3	Technology	Cloud	2	94,546	4.6	6,448	3.3	78
4	Technology[4]	Enterprise - Digital Content	10	71,683	3.5	6,406	3.2	4
5	Technology	Enterprise - Digital Content	2	31,848	1.5	5,543	2.8	25
6	Technology	Enterprise - SI & MSP	2	22,618	1.1	4,595	2.3	15
7	Technology	Network	5	27,969	1.3	4,242	2.1	37
8	Technology	Cloud	1	28,923	1.4	4,230	2.1	31
9	Technology	Enterprise - Other	3	15,055	0.7	4,137	2.1	32
10	Government*	Enterprise - Other	1	136,420	6.6	3,895	2.0	82
	Total/Weighted Average[5]			**638,970**	**30.8 %**	**$ 58,319**	**29.4 %**	**38**

* Denotes customer using space for general office purposes.

(1) Represents the customer's total occupied square feet divided by the total operating NRSF in the portfolio which, as of March 31, 2016, consisted of 2,076,705 NRSF.

(2) Represents the customer's total annualized rent divided by the total annualized rent in the portfolio as of March 31, 2016, which was approximately $198.5 million.

(3) Weighted average based on percentage of total annualized rent expiring calculated as of March 31, 2016.

(4) We are currently negotiating renewal leases with this customer at all locations. We anticipate that the lease negotiations will be finalized at some of the locations during 2016 and that other locations will be vacated.

(5) In addition to the ten largest customers, total annualized rent includes $6.1 million associated with a restructured lease agreement involving a customer at the Santa Clara campus that has vacated its leased space and is paying discounted rent payments that may be applied to new lease arrangements elsewhere in our portfolio on a dollar-for-dollar basis until the original lease terms expire.

Quarter Ended March 31, 2016

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18

Capital Expenditures and Completed Pre-Stabilized Projects

(in thousands, except NRSF and cost per NRSF data)

Capital Expenditures and Repairs and Maintenance

	Three Months Ended				
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Data center expansion[1]	$ 64,088	$ 64,816	$ 25,762	$ 21,130	$ 21,078
Non-recurring investments[2]	3,765	1,968	1,263	2,868	3,872
Tenant improvements	1,289	1,866	1,692	2,282	2,197
Recurring capital expenditures[3]	1,700	2,328	667	852	1,981
Total capital expenditures	**$ 70,842**	**$ 70,978**	**$ 29,384**	**$ 27,132**	**$ 29,128**
Repairs and maintenance expense[4]	**$ 3,073**	**$ 2,715**	**$ 3,011**	**$ 2,485**	**$ 2,349**

(1) Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments. Data center expansion also includes investment of Deferred Expansion Capital, as defined in the Appendix.

(2) Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades, which have a future economic benefit.

(3) Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit.

(4) Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statement of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Completed Pre-Stabilized Projects

Projects/Facilities	Metropolitan Market	Completion	NRSF	Cost[1]	Cost Per NRSF	Percent Leased[2]	Percent Occupied
VA2 Phase 2	Northern Virginia	Q2 2015	23,163	$ 16,065	$ 694	80.0 %	80.0 %
NY2 Phase 2	New York	Q2 2015	32,920	29,476	895	44.5	25.4
LA2	Los Angeles	Q3 2015	17,501	1,558	89	84.9	80.6
CH1	Chicago	Q3 2015	11,631	5,551	477	80.2	80.2
BO1	Boston	Q1 2016	14,031	11,446	816	34.2	31.3
VA2 Phase 3[3]	Northern Virginia	Q1 2016	24,974	12,286	492	3.0	3.0
Total completed pre-stabilized			**124,220**	**$ 76,382**	**$ 615**	**50.7 %**	**44.7 %**

(1) Cost includes capital expenditures related to the specific project / phase and, for NY2 and VA2, also includes allocations of capital expenditures related to land and building shell that were incurred during the first phase of each overall project.

(2) Includes customer leases that have been signed as of March 31, 2016, but have not commenced. The percent leased is determined based on leased square feet as a proportion of total pre-stabilized NRSF.

(3) During Q1 2016, we completed development of VA2 Phase 3 which comprises two computer rooms which total 48,137 NRSF. One computer room is 100% leased and occupied and is included in our stabilized operating NRSF in the Operating Property table and one computer is pre-stabilized as of March 31, 2016.

Quarter Ended March 31, 2016

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Development Summary

(in thousands, except NRSF and cost per NRSF data)

Data Center Projects Under Construction

Projects/Facilities	Metropolitan Market	Estimated Completion	NRSF	Costs Incurred to-date	Costs Estimated Total	Costs Per NRSF	Percent Leased
TKD[1]							
VA2 Phase 4	Northern Virginia	Q2 2016	48,137	$ 5,580	$ 8,000	$ 166	- %
SV7	San Francisco Bay	Q2 / Q3 2016	230,000	58,486	190,000	826	53.6
LA2	Los Angeles	Q2 2016	43,345	15,567	18,000	415	3.6
Powered shell							
SV6[2]	San Francisco Bay	Q2 2016	136,580	$ 26,861	$ 30,000	$ 220	100.0 %
Total TKD and powered shell			**458,062**	**$ 106,494**	**$ 246,000**		**57.1 %**
Deferred Expansion Capital[3]							
CH1	Chicago	Q2 2016	-	$ 1,155	$ 1,400		
NY2	New York	Q2 2016	-	2,559	3,500		
SV4	San Francisco Bay	Q3 2016	-	461	2,700		
Total Deferred Expansion Capital			**-**	**$ 4,175**	**$ 7,600**		
Total			**458,062**	**$ 110,669**	**$ 253,600**		

(1) TKD estimated development costs includes two components: 1) general construction to ready the NRSF as data center space and 2) power, cooling and other infrastructure to provide the designed amount of power capacity for the project. Following development completion, incremental capital, referred to as Deferred Expansion Capital, may be invested to support existing or anticipated future customer utilization of NRSF within our operating data centers.
(2) Represents 136,580 NRSF of build-to-suit space that was 100% pre-leased in April 2015 and has an expected lease commencement date in the second quarter of 2016.
(3) See Appendix for Deferred Expansion Capital definition.

Quarter Ended March 31, 2016

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Development Summary

(in thousands, except NRSF and power data)

Held for Development

Project / Building	Metropolitan Market	Estimated NRSF	Estimated Incremental Costs	Estimated Sellable Power (Megawatts)	Estimated Incremental Cost per MW
Incremental capacity in existing core and shell buildings[1]					
NY2 Phases 3-4	New York	87,297	$ 57,000	8.5	$ 6,706
NY2 Phase 5	New York	47,211	35,000	5.0	7,000
BO1	Boston	73,619	40,000	6.0	6,667
LA2	Los Angeles	127,202	55,000	9.0	6,111
MI1	Miami	13,154	7,500	1.0	7,500
Total incremental capacity		**348,483**	**$ 194,500**	**29.5**	**$ 6,593**
Deferred Expansion Capital[2]		-	35,000		
Total[3]		**348,483**	**$ 229,500**		

(1) Represents incremental data center capacity that may be constructed within existing facilities when the core and shell building have been developed and certain amounts of the existing space is not yet built out into data center space.

(2) As we construct data center capacity, we work to optimize both the amount of the capital we deploy on power and cooling infrastructure and the timing of that capital deployment; as such, we generally construct our power and cooling infrastructure supporting our data center NRSF based on our estimate of customer utilization. This practice can result in our investment at a later time in Deferred Expansion Capital. We define Deferred Expansion Capital as our estimate of the incremental capital we may invest in the future to add power or cooling infrastructure to support existing or anticipated future customer utilization of NRSF within our operating data centers. From time to time, we may revise our estimate of Deferred Expansion Capital as well as the potential time period during which we may invest it. We estimate a range of $30 - $40 million of future capital investment.

(3) In addition to new construction and incremental capacity in existing core and shell buildings, we have available acreage which represents entitled and unentitled land we own adjacent to our existing buildings, in the form of existing parking lots. By utilizing existing parking lots, we believe we can build approximately 100,000 NRSF and 200,000 NRSF buildings on our available acreage at NY2 and LA2, respectively.

Quarter Ended March 31, 2016

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Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or Equivalents Outstanding	Market Price / Liquidation Value as of March 31, 2016	Market Value Equivalents
Common shares	30,915	$70.01	$ 2,164,359
Operating partnership units	16,855	$70.01	1,180,019
Liquidation value of preferred stock	4,600	$25.00	115,000
Total equity			3,459,378
Total principal debt outstanding			461,000
Total enterprise value			**$ 3,920,378**
Net principal debt to enterprise value			11.7%
Net principal debt and preferred stock to enterprise value			14.6%

Debt Summary (1)

Instrument	Rate	Maturity Date	Maturity Date with Extension	Outstanding as of: March 31, 2016	Outstanding as of: December 31, 2015
Revolving credit facility (2)	1.99 %	6/24/2019	6/24/2020	$ 111,000	$ 142,250
2019 Senior unsecured term loan (3)	3.23	1/31/2019	1/31/2019	100,000	100,000
2020 Senior unsecured term loan (4)	2.43	6/24/2020	6/24/2020	150,000	150,000
2021 Senior unsecured term loan (2)	1.94	2/2/2021	2/2/2021	100,000	-
Total principal debt outstanding				461,000	392,250
Unamortized deferred financing costs				(2,273)	(1,243)
Total debt				**$ 458,727**	**$ 391,007**
Weighted average interest rate	**2.39 %**				
Preferred stock	7.25 %	N/A	N/A	$ 115,000	$ 115,000
Total debt and preferred stock				**$ 573,727**	**$ 506,007**
Floating rate vs. fixed rate debt				62% / 38%	55% / 45%
Floating rate vs. fixed rate debt and preferred stock				50% / 50%	43% / 57%

(1) See the most recently filed Form 10-K and 10-Q for information on specific debt instruments.
(2) The revolving credit facility and 2021 senior unsecured term loan interest rates are based on 1-month LIBOR at March 31, 2016, plus applicable spread.
(3) Represents the effective interest rate as a result of the interest rate swap associated with $100 million in 1-month LIBOR variable rate debt.
(4) Represents the effective interest rate as a result of the interest rate swap associated with $75 million in 1-month LIBOR variable rate debt and $75 million unhedged debt based on 1-month LIBOR plus applicable spread.

Debt Maturities



$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
2016
2017
2018
2019
2020
Thereafter

Quarter Ended March 31, 2016

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Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended		
	March 31, 2016	December 31, 2015	March 31, 2015
Interest expense and fees	$ 2,814	$ 2,473	$ 2,226
Amortization of deferred financing costs	283	247	294
Capitalized interest	(1,085)	(799)	(1,255)
Total interest expense	**$ 2,012**	**$ 1,921**	**$ 1,265**
Percent capitalized	35.0%	29.4%	49.8%

Debt Covenants

		Revolving Credit Facility and Senior Unsecured Term Loans				
	Required Compliance	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Fixed charge coverage ratio	Greater than 1.70x	9.8x	10.1x	9.3x	8.4x	8.8x
Total indebtedness to gross asset value	Less than 60%	20.3%	16.7%	17.5%	17.9%	17.1%
Secured debt to gross asset value	Less than 40%	0.0%	0.0%	0.0%	0.0%	0.0%
Unhedged variable rate debt to gross asset value	Less than 30%	11.1%	8.9%	8.4%	8.3%	11.8%

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Revolving credit facility availability	$ 350,000	$ 350,000	$ 350,000	$ 350,000	$ 405,000
Borrowings outstanding	(111,000)	(142,250)	(110,250)	(102,250)	(233,750)
Outstanding letters of credit	(5,480)	(6,330)	(6,330)	(6,330)	(7,330)
Current availability	**$ $233,520**	**$ $201,420**	**$ $233,420**	**$ $241,420**	**$ $163,920**

Quarter Ended March 31, 2016

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Components of Net Asset Value (NAV)

(in thousands)

Cash Net Operating Income

Reconciliation of Net Operating Income (NOI)	Q1 2016	Annualized
Operating Income	$ 21,621	$ 86,484
Adjustments:		
Depreciation and amortization	24,770	99,080
General and administrative (includes litigation)	8,720	34,880
Net Operating Income	**$ 55,111**	**$ 220,444**
Cash Net Operating Income (Cash NOI)		
Net Operating Income	$ 55,111	$ 220,444
Adjustments:		
Straight-line rent	(1,594)	(6,376)
Amortization of above and below-market leases	(133)	(532)
Cash NOI	**$ 53,384**	**$ 213,536**
Cash NOI with backlog (86.6% leased)[1]	$ 56,344	$ 225,376
Cash stabilized NOI (93% leased)	$ 60,508	$ 242,032

Development Projects

Data Center Projects Under Construction	
TKD and powered shell construction in progress[2]	$ 106,494
Remaining spend[2]	139,506
Total	**$ 246,000**
Targeted annual yields	12% - 16%
Annualized pro forma NOI range	$29,500 - $39,400
Deferred Expansion Capital in progress	$ 4,175
Remaining spend[3]	3,425
Total	**$ 7,600**

Other Assets and Liabilities

Other Assets	
Remaining construction in progress[4]	$ 89,563
Cash and cash equivalents	3,200
Accounts and other receivables	16,104
Other tangible assets	25,302
Total other assets	**$ 134,169**
Liabilities	
Principal debt	$ 461,000
Accounts payable, accrued and other liabilities	99,662
Accrued dividends and distributions	28,158
Preferred equity	115,000
Total liabilities	**$ 703,820**
Weighted average common shares and units - diluted	47,551

(1) Cash NOI with backlog is adjusted to include one quarter of the cash backlog as of March 31, 2016, less any leasing of currently occupied NRSF and data center projects under development.
(2) Does not include spend associated with leasing commissions. See page 19 for further breakdown of data center projects under construction.
(3) Does not include spend associated with an estimated $30 - $40 million of future Deferred Expansion Capital.
(4) Represents the book value of in progress capital projects, including land and shell building, of future data center expansion, non-recurring investments, tenant improvements and recurring capital expenditures.

Quarter Ended March 31, 2016

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24

2016 Guidance

(in thousands, except per share amounts)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Please refer to the press release for additional information on forward-looking statements.

Projected per share and OP unit information:	2016				Implied
	Low	**High**	**Mid**	**2015**	**Growth[1]**
Net income attributable to common shares	$ 1.28	$ 1.36	$ 1.32	$ 1.03	28.2%
Real estate depreciation and amortization	2.24	2.24	2.24	1.83	
FFO	**$ 3.52**	**$ 3.60**	**$ 3.56**	**$ 2.86**	24.5%
Projected operating results:					
Total operating revenues	$ 391,000	$ 401,000	$ 396,000	$ 333,292	18.8%
General and administrative expenses	35,000	37,000	36,000	34,179	5.3%
Adjusted EBITDA	203,000	211,000	207,000	169,903	21.8%
Guidance drivers:					
Annual rental churn rate	6.0%	8.0%	7.0%	7.5%	
Cash rent growth on data center renewals	3.0%	5.0%	4.0%	4.6%	
Capital expenditures:					
Data center expansion	$ 225,000	$ 240,000	$ 232,500	$ 132,786	
Non-recurring investments	15,000	20,000	17,500	9,971	
Tenant improvements	5,000	10,000	7,500	8,037	
Recurring capital expenditures	5,000	10,000	7,500	5,828	
Total capital expenditures	**$250,000**	**$280,000**	**$265,000**	**$156,622**	

(1) Implied growth is based on the midpoint of 2016 guidance.

Quarter Ended March 31, 2016

OVERVIEW | FINANCIAL STATEMENTS | OPERATING PORTFOLIO | DEVELOPMENT | CAPITAL STRUCTURE | COMPONENTS OF NAV | GUIDANCE | APPENDIX

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Appendix Definitions This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP. Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. We use AFFO as a basis to address our ability to fund our dividend payments. AFFO is calculated by adding to or subtracting from FFO: Plus: Amortization of deferred financing costs Plus: Non-cash compensation Plus: Non-real estate depreciation Plus: Impairment charges Plus: Below market debt amortization Less: Straight line rents adjustment Less: Amortization of above and below market leases Less: Recurring capital expenditures Less: Tenant improvements Less: Capitalized leasing costs Capitalized leasing costs consist of commissions payable to third parties, including brokers, leasing agents, referral agents, and internal sales commissions payable to employees. Capitalized leasing costs are accrued and deducted from AFFO generally in the period the lease is executed. Leasing costs are generally paid a) to third party brokers and internal sales employees 50% at customer lease signing and 50% at lease commencement and b) to referral and leasing agents monthly over the lease term as and to the extent we receive payment from the end customer. AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. Other REITs widely report AFFO, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annualized Rent Monthly contractual rent under existing commenced customer leases as of quarter-end, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. 26 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV GUIDANCE APPENDIX

Appendix Data Center Leasing Metrics Rental Churn Rate – represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the annualized rent of data center expired leases terminated in the period, compared with total portfolio annualized rent at the beginning of the period. Cash and GAAP Rent Growth – represents the increase in rental rates on renewed data center leases signed during the period, as compared with the previous rental rates for the same space. Cash and GAAP rent growth is calculated based on annualized rent from the renewed data center license compared to annualized rent from the expired data center license. Data Center Net Rentable Square Feet (“NRSF”) Both occupied and available data center NRSF includes a factor based on management’s estimate of space to account for a customer’s proportionate share of required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties. Deferred Expansion Capital As we construct data center capacity, we work to optimize both the amount of the capital we deploy on power and cooling infrastructure and the timing of that capital deployment; as such, we generally construct our power and cooling infrastructure supporting our data center NRSF based on our estimate of customer utilization. This practice can result in our investment at a later time in Deferred Expansion Capital. We define Deferred Expansion Capital as our estimate of the incremental capital we may invest in the future to add power or cooling infrastructure to support existing or anticipated future customer utilization of NRSF within our operating data centers. From time to time, we may revise our estimate of Deferred Expansion Capital as well as the potential time period during which we may invest it. See the Data Center Projects Under Construction and Held for Development tables on pages 20 and 21, respectively, for more detail. Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA - EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs and litigation expense to EBITDA as well as adjusting for the impact of impairment charges, gains or losses from sales of property and undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited. 27 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV GUIDANCE APPENDIX

Appendix Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. FFO attributable to common shares and units represents FFO less preferred stock dividends declared during the period. Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We offer this measure because we recognize that investors use FFO as a basis to compare our operating performance with that of other REITs. However, the utility of FFO as a measure of our performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income. Monthly Recurring Revenue per Cabinet Equivalent Represents the turn-key monthly recurring colocation revenue (“MRR”) per cabinet equivalent billed. We define MRR as recurring contractual revenue under existing commenced customer leases. MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter-end cabinet equivalents billed plus prior quarter-end cabinet equivalents billed)/2). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25. 28 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV GUIDANCE APPENDIX

Appendix Net Operating Income (“NOI”) and Cash NOI – NOI, and cash NOI are supplemental measures for the operating performance of the company’s portfolio. NOI is operating revenues less operating expenses and adjusted for items such as depreciation and amortization, general and administrative expenses, transaction costs and litigation expenses. Cash NOI is NOI less straight-line rents and above and below market rent amortization. NRSF Held for Development Represents incremental data center capacity that may be constructed in existing facilities that requires significant capital investment in order to develop new data center facilities. The data represents management's best estimate of incremental costs based on estimated NRSF and power design and are subject to market conditions and build-out specifications and may vary. NRSF Under Construction Represents NRSF for which substantial activities are ongoing to prepare the property for its intended use following development. The NRSF reflects managements estimate of engineering drawings and required support space and is subject to change based on final demising of space. Estimated costs of completion are based on actual costs at quarter-end and management’s estimate of remaining projects costs. Turn-Key Same Store Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2014, at each of our properties, and excludes powered shell data center space, SV3 data center space, office and light-industrial space and space for which development was completed and became available to be leased after December 31, 2014. The turn-key same store space as of December 31, 2014, is 1,149,119 NRSF. We track same store on a computer room basis within each data center facility. Stabilized and Pre-Stabilized NRSF Data center projects and facilities that recently have been developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupancy or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF. 29 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV GUIDANCE APPENDIX